As filed with the U.S. Securities and Exchange Commission on February 20, 2025.

Registration No. 333-284053

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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AMENDMENT NO. 3
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________________________________

SAGTEC GLOBAL LIMITED
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrants name into English)

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British Virgin Islands	6209	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

No 43-2, Jalan Besar Kepong,
Pekan Kepong, 52100 Kuala Lumpur
+603-3310 0089
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

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Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________________________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 Telephone: (212) 588 0022	Stephen Older, Esq. Carly Ginley, Esq. McGuireWoods LLP 1251 Avenue of the Americas, 20th Floor New York, NY 10020 Telephone: (212) 548 2100

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 is being filed solely for the purpose of re-filing exhibit 3.1 to this registration statement on Form F-1 (File No. 333-284053), or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement. This Amendment No. 3 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 2 to the Registration Statement filed on February 19, 2025, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and Directors, except to the extent any such provision may be held by the British Virgin Island courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The underwriting agreement, the form of which is filed as Exhibit 1.1 to this registration statement, provides for indemnification by the underwriter of us and our officers and Directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriter furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Founding Transactions

The Company was incorporated in the British Virgin Islands with limited liability on October 31, 2023. On October 31, 2023, the Company issued 10,800,000 Ordinary Shares, 8,420,000 ordinary Shares, 980,000 Ordinary Shares, 400,000 Ordinary Shares, 30,000 Ordinary Shares, 170,000 Ordinary Shares and 800,000 Ordinary Shares to Ng Chen Lok, Yong Avon, Loong Kam Seng, Lee Jiunn Yih, Zuria Hajar binti Mohd Adnan, and V Capital Consulting Limited as founders shares.

Item 8. Exhibits and Financial Statement Schedules Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)      To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)      That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6)      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

(i)     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)      That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1†	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association of the Registrant
4.1†	Form of Underwriter’s Warrant
5.1†	Opinion of Mourant Ozannes (BVI) regarding the validity of securities being registered
5.2†	Opinion of Ortoli Rosenstadt LLP regarding the validity of the underwriter’s warrants being registered
8.1†	Opinion of HL Tan Lim & Partners regarding certain Malaysia tax matters (included in Exhibit 99.1)
10.1†	Employment Agreement between the Registrant and Ng Chen Lok
10.2†	Employment Agreement between the Registrant and Tan Kim Chuan
10.3†	Employment Agreement between the Registrant and Zuria Hajar Bt Mohd Adnan
10.4†	Employment Agreement between the Registrant and Loong Xin Yee.
10.5†	Independent Director Offer Letter between the Registrant and Pan Seng Wee
10.6†	Independent Director Offer Letter between the Registrant and Robert M. Harrison
10.7†	Independent Director Offer Letter between the Registrant and Lai Fuu Sing

Exhibit No.	Description of document
10.8†	Lease Agreement between the Registrant and the Landlord for No. 42-1 and No. 43-2, Jalan Besar Kepong
10.9†	Form of Software Development Service Agreement of the Registrant
10.10†	Form of Data Management Agreement of the Registrant
10.11†	Product Sales Agreements between the Registrant and ShenZhen Yibaite Software Co. Ltd dated March 1, 2022 and April 1, 2022
10.12†	Sales Agreements between the Registrant and ShenZhen Adkiosk Technology Co. Ltd dated April 1, 2021 and July 1, 2021.
10.13†	Powerbank Charging Station Invoice dated August 15, 2023 between the Company and RAMS SOLUTIONS Sdn Bhd
10.14†	Software Development Agreement, Social Media Management Agreement, Data Management Purchase Order, and Standing Food Kiosk Ordering System between the Registrant and KLC VENTURES Sdn Bhd
10.15†	Purchase Order for QR Ordering System and Standing Food Kiosk Ordering System, Software Development Agreement and Powerbank Charging Station Invoice between the Registrant and SM PROMINENT Sdn Bhd
10.16†	Loan Agreement between CL Technologies (International) Sdn. Bhd. and Credit Guarantee Corporation Malaysia Berhad
10.17†	Loan Agreement between CL Technologies (International) Sdn. Bhd. and Affin Islamic Bank Berhad
10.18†	Business Loan Agreement between CL Technologies (International) Sdn. Bhd. and Standard Chartered Bank Malaysia Berhad
10.19†	Hire Purchase Agreement between CL Technologies (International) Sdn. Bhd. and Public Bank Berhad
10.20†	Loan Agreement between Sagtec Group Sdn. Bhd. and Credit Guarantee Corporation Malaysia Berhad
10.21†	Loan Agreement between Sagtec Group Sdn. Bhd. and Affin Islamic Bank Berhad
10.22†	Loan Agreement between Sagtec Group Sdn. Bhd. and RHB Bank Berhad
10.23†	Loan Agreement between Sagtec Group Sdn. Bhd. and Bank Simpanan Nasional
10.24†	Data Management Agreement. Software Development Agreement and Powerbank Charging Station invoice between the Registrant and IKOL Resources Sdn Bhd
14.1†	Code of Ethics of the Registrant
14.2†	Insider Trading Policy of the Registrant
14.3†	Executive Compensation Recovery Policy of the Registrant
21.1†	List of Subsidiaries of the Registrant
23.1†	Consent of Onestop Assurance PAC
23.2†	Consent of Mourant Ozannes (BVI) (included in Exhibit 5.1)
23.3†	Consent of HL Tan Lim & Partners (included in Exhibit 99.1)
24.1†	Form of Power of Attorney (included on signature page to the initial filing of this Registration Statement)
99.1†	Opinion of HL Tan Lim & Partners regarding Malaysia legal matters
99.2†	Audit Committee Charter
99.3†	Compensation Committee Charter
99.4†	Nomination Committee Charter
99.5†	Consent of Pan Seng Wee as an independent director nominee
99.6†	Consent of Robert M Harrison as an independent director nominee
99.7†	Consent of Lai Fuu Sing as an independent director nominee
99.8†	Request for Waiver and Representation Under Item 8.A.4 of Form 20-F
107†	Filing Fee Table

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**      Filed herein

†        Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malaysia, on February 20, 2025.

SAGTEC GLOBAL LIMITED
By:	/s/ Ng Chen Lok
Name:	Ng Chen Lok
Title:	Chairman, Executive Director and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: February 20, 2025	/s/ Ng Chen Lok
Ng Chen Lok, Chairman, Executive Director and Chief Executive Officer (principal executive officer)
Date: February 20, 2025	/s/ Zuria Hajar Bt Mohd Adnan
Zuria Hajar Bt Mohd Adnan, Chief Financial Officer (principal financial officer and principal accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on February 20, 2025.

COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.